Exhibit 10.23

CAPMARK FINANCIAL GROUP INC.

NON-EMPLOYEE DIRECTORS’

DEFERRED COMPENSATION AND STOCK AWARD PLAN

PURPOSE

The purpose of this Capmark Financial Group Inc. Non-Employee Directors’ Deferred Compensation and Stock Award Plan is to provide individuals who are not employees of Capmark Financial Group Inc. or its Subsidiaries who serve as members of the Board (as defined below) an opportunity to defer payment of all or a portion of their Fees (as defined below) in accordance with the terms and conditions set forth herein.

ARTICLE I

DEFINITIONS

1.1                                 “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

1.2                                 “Board” means the Board of Directors of the Company.

1.3                                 “Change in Control” means (i) the sale of all or substantially all of the assets of Investor LLC, the Company, or Capmark Finance Inc. to an Unaffiliated Person; or (ii) a sale by the Company or Investor LLC, in a single transaction or in a related series of transactions, of the voting stock of the Company resulting in more than 50% of the voting stock of the Company being held (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in the Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) by an Unaffiliated Person; or (iii) a sale by the Company or Investor LLC, in an unrelated series of transactions, of the voting stock of the Company, as a result of which an Unaffiliated Person is (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) the single largest holder of voting stock of the Company; or (iv) a merger or consolidation of the Company or Investor LLC into an Unaffiliated Person;  if and only if  any such event (or as a result of any such event) listed in (i) – (iv) above results in the inability of the Investors and any of their respective Affiliates, either as a Group or individually (through Investor LLC or otherwise), to elect a majority of the Board or board of directors of the resulting entity; provided, however, to the extent any such event listed in (i) – (iv) above occurs but at such time either the Investors and their Affiliates as a Group, or any of the Investors or their respective Affiliates individually (through Investor LLC or otherwise) retain the ability to elect a majority of the Board or the board of directors of the resulting entity, a Change of Control shall be deemed to have occurred upon any later date on which neither the Investors and their respective Affiliates as a Group nor any of the Investors or their Affiliates individually retain such ability. For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) a Investor or any member of a Investor, (y) an Affiliate of an Investor or any member of a Investor or (z) an entity in which a Investor or any member of an Investor holds, directly or indirectly, a majority of the economic interests in such entity. Notwithstanding the foregoing, if any of the transactions described in (i), (ii) or (iv) of the preceding sentence shall occur and the other Person or Group involved in such transaction (or its parent entity) is an Affiliate of any Investor because it is under common control by an ultimate parent entity, but the day-to-day operations of, and key business decisions regarding, such Affiliate are controlled by an entity that is, or individuals who are, principally engaged in a business other than the management or operations of private equity funds (any such Affiliate, a “Strategic Business Affiliate”), then the determination of whether a Change of Control has occurred shall be made by applying the relevant test in clause (i), (ii) or (iv) above (along with the test of whether the Investors and their Affiliates as a Group any of the Investors or their Affiliates individually (through Investor LLC or otherwise) lose the ability to elect a majority of the Board) as if the Strategic Business Affiliate was not an Affiliate of any of the Investors and by treating the voting power of the Strategic Business Affiliate in the Company (or the resulting entity) as if it were held by a Person or Group unaffiliated with any of the Investors.

1.4                                 “Committee” means the Executive Development and Compensation Committee of the Board or such other committee as may be appointed by the Board to administer this Plan.

1.5                                 “Company” means Capmark Financial Group Inc.

1.6                                 “Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

1.7                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.8                                 “Fair Market Value” means, on a per Share basis, (i) if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Shares on such stock exchange on which the Shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) if there is no public market for the Shares on such date, the fair market value of the as determined in good faith by the Board without any discounts for minority interests.

1.9                                 “Fees” means amounts (including any annual retainer, which is generally payable in quarterly installments in cash, or upon the election of a Director, in Shares) earned for serving as a member of the Board or any committee of the Board.

1.10                           “Group” means a “group” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

1.11                           “Investor LLC” means GMACCH Investor LLC, a Delaware limited liability company.

1.12                           “Investors” means, collectively, Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC, The Goldman Sachs Group, Inc., and Dune Capital Management L.P.

1.13                           “Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

1.14                           “Plan” means this Capmark Financial Group Inc. Non-Employee Directors’ Deferred Compensation and Stock Award Plan, as it may be amended from time to time.

1.15                           “Share Account” means the account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to defer Fees and receive share-related compensation under Article II hereof.

1.16                           “Shares” means the common shares of the Company, par value $0.001 per share.

1.17                           “Subsidiary” means with respect to any Person, any corporation, joint venture, partnership, limited liability company or other entity of which such Person, directly or indirectly, owns or controls capital stock (or other equity interests) representing more than fifty percent (50%) of the general voting power under ordinary circumstances of such entity.

1.18                           “Year” means calendar year.

1.19                           “He”, “Him” or “His” shall apply equally to male and female members of the Board.

ARTICLE II

ELECTION TO DEFER

2.1                                 A Director may elect, on or before December 31 of any Year, to irrevocably defer payment of all or a specified part of all Fees earned during the Year following the Year in which such election is made and succeeding Years (until the Director ceases to be a Director or elects (in writing) to change such election); provided, however, that with respect to the 2006 Year a Director may elect, within thirty (30) days after the adoption of this Plan, to defer all or a specified part of all Fees earned on or after the date of such election (and which have not otherwise been paid to him). In addition, any person who shall become a Director during any Year, and who was not a Director of the Company on the preceding December 31 or otherwise an employee of the Company or any of its Subsidiaries who participated in any other deferred compensation plan of the Company or any of its Subsidiaries, may elect, before the Director’s term begins (but in no event later than thirty (30) days after the date such person first becomes eligible to participate in this Plan), to defer payment of all or a specified part of such Fees earned during the remainder of such Year and for succeeding Years. Any Fees deferred pursuant to this Section 2.1 shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof.

2.2                                 The election to participate in the deferred compensation portion of the Plan shall be designated by submitting a letter in the form attached hereto as Appendix A (the “Election Form”) to the Executive Vice President of Human Resources or General Counsel of the Company.

2.3                                 The deferral election shall continue from Year to Year unless the Director changes such election by written request delivered to the Executive Vice President of Human Resources or General Counsel of the Company by no later than December 31 of the Year prior to the commencement of the Year for which such changed election shall be effective. If the Director changes his existing election to defer Fees in order to receive Fees on a current basis, such Director may not subsequently re-elect to defer payment of Fees for at least one (1) Year.

ARTICLE III

DEFERRED COMPENSATION ACCOUNTS

3.1                                 The Company shall maintain separate accounts on its books and records for the Fees deferred by each Director, based on the elections each Director has made.

3.2                                 If a Director has elected to defer a portion of his Fees, the Company shall credit, on the tenth business day after the Company determines its quarterly results, an account (the “Share Account”) established for each Director with the number of hypothetical Shares equal to (x) the deferred Fees otherwise payable to the Director in such fiscal quarter as to which an election to receive Share-related deferred compensation has been made, divided by (y) the Fair Market Value of the Shares as of the end of the applicable fiscal quarter.

3.3                                 The Company shall credit, on the date that any dividends are paid with respect to the hypothetical Shares, the Share Account of each Director who has elected to defer Fees with the number of hypothetical Shares equivalent to (x) the product of (a) the amount of any dividend paid, multiplied by (b) the number of hypothetical Shares represented in the relevant Director’s Share Account, divided by (y) the Fair Market Value on the dividend payment date.

3.4                                 If adjustments are made to the authorized or issued share capital of the Company as a result of split-ups, recapitalizations, mergers, consolidations, or other corporate events, an appropriate adjustment shall also be made in the number of hypothetical Shares credited to each Director’s Share Account.

3.5                                 The value of such Shares shall be computed to two decimal places.

3.6                                 This Plan is intended to be a non-qualified, unfunded deferred compensation arrangement. Nothing contained herein shall be deemed to give a Director, a Director’s beneficiary, or any other Person any interest in the assets of the

                                                Company or create any kind of fiduciary relationship between the Company and any such Person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

ARTICLE IV

PAYMENT OF DEFERRED COMPENSATION

4.1                                 Amounts contained in a Director’s Share Account shall be distributed beginning upon the earlier to occur of the (i) first day of the Year following any removal or separation from the Board; and (ii) date that a Director designates on the Election Form as the date of distribution. The total amounts credited to a Director’s Share Account shall be paid in Shares (equal to the number of hypothetical Shares that have accumulated in the Director’s Share Account pursuant to Article III), unless the Company elects to pay total amounts credited to a Director’s Share Account in cash. If the Company elects to make the payment in cash, the cash payment will be equal to (x) the number of Shares credited to a Director’s Share Account, multiplied by (y) the Fair Market Value of the Shares on the cash payment date.

4.2                                 Each Director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of his death. Any designated beneficiary shall receive payments in the same manner as the Director would have received payments if he had lived. In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the Director’s Share Account shall be payable in accordance with Section 4.1 to the Director’s or former Director’s estate in full on the first day of the Year following the Year in which he dies. No designation of beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Executive Vice President of Human Resources or General Counsel of the Company.

ARTICLE V

STOCK AWARDS

5.1                                 A Director may elect, on or before December 31 of any Year, to irrevocably receive currently in Shares payment of all or a specified part of all Fees earned during the Year following the Year in which such election is made and succeeding Years (until the Director ceases to be a Director or elects (in writing) to change such election); provided, however, that with respect to the 2006 Year a Director may elect, within thirty (30) days after the adoption of this Plan, to receive all or a specified part of all Fees earned on or after the date of such election (and which have not been paid to him). Any person who shall become a Director during any Year, and who was not a Director of the Company on the preceding December 31, may elect, before the Director’s term begins (but in no event later than thirty (30) days after the date such person first becomes eligible to participate in this Plan), to receive current payment in Shares of all or a specified part of such Fees earned during the remainder of such Year and for succeeding Years. Any Fees paid currently in Shares pursuant to this Section 5.1 shall be paid to the Director in the manner specified in Section 5.3 hereof.

5.2                                 The election to participate in the stock award portion of the Plan shall be designated on the Election Form.

5.3                                 The election of a Director to receive all or a portion of his Fees currently in Shares shall continue from Year to Year unless the Director changes such election by written request delivered to the Executive Vice President of Human Resources or General Counsel of the Company by no later than December 31 of the Year prior to the commencement of the Year for which such changed election shall be effective.

5.4                                 If a Director has elected to receive a portion of his Fees currently in Shares, the Company shall issue to the Director or purchase in the open market on behalf of the Director, on the tenth business day after the Company announces its quarterly results, Shares equal to (x) the Fees otherwise payable to the Director in such fiscal quarter as to which an election to receive Shares currently has been made, divided by (y) the average Fair Market Value of the Shares over the applicable fiscal quarter.

ARTICLE VI

ADMINISTRATION; INTERPRETATION; SHARES
AVAILABLE FOR DISTRIBUTION

6.1                                 The Committee shall administer and interpret the Plan in its sole discretion, and the Company shall maintain the Plan at its expense. All decisions made by the Committee with respect to issues hereunder shall be final and binding on all parties.

6.2                                 Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer assignment or encumbrance.

6.3                                 The Company may, but shall not be obligated to, reserve Shares, purchase Shares in the open market, and issue Shares for the purpose of providing for the payment of obligations arising under this Plan.

ARTICLE VII

AMENDMENT OF PLAN; GOVERNING LAW; CHANGE IN CONTROL

7.1                                 The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director’s Share Account.

7.2                                 This Plan shall be governed by and construed and enforced in accordance with the laws of New York.

7.3                                 In the event of a Change in Control, all amounts contained in each Director’s Share Account shall be distributed (in a lump sum, cash payment or in Shares, as the Director shall elect on the Election Form) on the date of the Change in Control. If the Director elects to receive the payment in cash, the cash payment will be equal to (x) the number of Shares credited to a Director’s Share Account, multiplied by (y) the Fair Market Value of the Shares on the date of the Change in Control.

7.4                                 Notwithstanding any other provision of the Plan, this Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall at all times be interpreted in accordance with such intent such that amounts credited to Directors’ accounts shall not be taxable to Directors until such amounts are paid to Directors in accordance with the terms of the Plan. In furtherance thereof, no payments may be accelerated under the Plan other than to the extent permitted under Section 409A. To the extent that any provision of the Plan violates Section 409A such that amounts would be taxable to a Director prior to payment or would otherwise subject a Director to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. To the extent that the Company determines that Directors may be given greater flexibility to modify or revoke deferral elections under the Plan in a manner consistent with Section 409A (based on future guidance promulgated by the Internal Revenue Service and the Treasury Department from time to time), the Company may (but shall not be obligated to) amend the Plan to provide for such greater flexibility.

Adopted and effective the     day of          , 2006.

APPENDIX A

 CAPMARK FINANCIAL GROUP INC.
DIRECTOR ANNUAL RETAINER ELECTION NOTICE

Date

I hereby elect to defer receipt of all or a portion of my Director’s Fees (as defined in the Capmark Financial Group Inc. Non-Employee Directors’ Deferred Compensation and Stock Award Plan) (the “Plan”), commencing on the date of this election notice and for all succeeding calendar years (“Years”) (unless otherwise changed for subsequent Years as provided for below), in accordance with my elections indicated below.

I elect to have my Director’s Fees (including all Fees for serving on any committee of the Board (as defined in the Plan)) deferred as follows (fill in appropriate percentage below):

        % of the aggregate Director’s Fees shall be deferred to my Share Account (as defined in the Plan), to which Capmark Financial Group Inc. (the “Company”) shall credit hypothetical Shares (as defined in the Plan) in the manner set forth in the Plan;

I understand that my election above to defer all or a portion of my Director’s Fees shall continue from one Year to the next, unless I change my election in writing by no later than December 31 of the Year prior to the commencement of the Year for which I would like my changed election to be effective. I also understand that my Share Account generally shall become payable on the earlier to occur of (i) the first day of January following my separation from the Board or (ii) the date on which I elect to receive payment of my deferred Fees (the “Election Date”) (my Election Date, if any, shall be                 ), and in any event on the date of the occurrence of a Change in Control (as defined in the Plan).

I elect to receive the payments due to me pursuant to the Plan in the event of a Change in Control as follows (check the method desired below):

in a cash, lump sum payment

in Shares

The remainder of my Director’s Fees shall not be deferred into hypothetical Shares, and shall be payable to me currently as follows (fill in the appropriate percentage below):

(a)                                          % of my Director’s Fees that I have elected not to defer shall be paid to me in arrears directly in cash as they accrue;

(b)                                         % of my Director’s Fees that I have elected not to defer shall be paid to me in arrears directly in Shares as they accrue, in accordance with the Plan.

I understand that (i) to the extent I make no election under this election notice or do not designate the manner in which any portion of my Director’s Fees that I elect to receive currently shall be payable to me, I will receive such portion(s) of my Director’s Fees in cash; (ii) all elections I have made above with respect to current receipt of my Fees applicable to a particular Year may not be amended or revoked with respect to such Year, but may be amended for subsequent Years to the extent I change my election by no later than December 31 of the Year prior to the commencement of the Year for which I would like my changed election to be effective, and (iii) if I amend my existing election to defer Fees in order to receive Fees in cash and/or in Shares following each fiscal quarter, I may not subsequently re-elect to defer payment of Fees for at least one Year.

In the event of my death prior to receipt of all or any balance of such Fees and dividends, if any, thereon so accumulated, I designate                          as my beneficiary to receive Shares (or, if applicable, the funds) payable.

Acknowledged and Agreed this    day of           , 200  .

Director